EXHIBIT 16.1

May 10, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by The Staffing Group Ltd. under Item 4.02 of its Form 8-K dated May 10, 2018. We agree with the statements made by the registrant in response to this item 4.02.

Very truly yours,

Marcum LLP

/gcp

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